UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2024
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices) (Zip code)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the annual general meeting of shareholders of LyondellBasell Industries N.V. (the “Company”) held on May 24, 2024 (the “Annual Meeting”), shareholders representing 298,184,406 shares of the Company, or approximately 91.6% of shares entitled to vote at the Annual Meeting, were present in person or by proxy. The Company’s shareholders voted on and approved each of the matters set forth below.
Proposal 1

The election of 12 director nominees to serve as members of the board of directors of the Company until the annual general meeting of shareholders in 2025 was approved based on the following votes:

	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Jacques Aigrain	274,514,450	9,314,507	528,196	13,827,253
Lincoln Benet	280,536,951	3,302,057	518,145	13,827,253
Robin Buchanan	279,055,223	4,683,392	618,538	13,827,253
Anthony (Tony) Chase	282,857,369	1,280,162	219,622	13,827,253
Robert (Bob) Dudley	283,778,187	426,264	152,702	13,827,253
Claire Farley	280,444,904	3,410,762	501,487	13,827,253
Rita Griffin	274,727,173	8,680,676	949,304	13,827,253
Michael Hanley	283,756,932	446,477	153,744	13,827,253
Virginia Kamsky	283,672,083	534,316	150,754	13,827,253
Bridget Karlin	283,845,507	356,762	154,884	13,827,253
Albert Manifold	274,289,648	9,913,605	153,900	13,827,253
Peter Vanacker	283,618,674	581,999	156,480	13,827,253
Proposal 2
The discharge of directors from liability was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
282,474,004	762,418	1,120,731	13,827,253

Proposal 3
The adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2023 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
296,958,361	240,717	985,328

Proposal 4

The appointment of PricewaterhouseCoopers N.V. as the auditor of the Company’s Dutch statutory annual accounts for the year ending December 31, 2024 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
292,477,556	5,561,593	145,257
Proposal 5

The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
292,873,027	5,158,225	153,154
Proposal 6

An advisory resolution approving the compensation of the Company’s Named Executive Officers was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
277,508,840	6,509,310	339,003	13,827,253
Proposal 7

The authorization of the Board to repurchase up to 10% of the Company’s issued share capital, at prices ranging from the nominal value of the shares up to 110% of the market price for the shares, until November 24, 2025 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
297,301,924	337,363	545,119
Proposal 8
The cancellation of all or a portion of shares held in or repurchased into the Company’s treasury account was approved based on the following votes:

FOR	AGAINST	ABSTAIN
297,683,093	272,405	228,908

Item 8.01.     Other Events.
As discussed under Item 5.07 above, at the Annual Meeting, the Company’s shareholders approved a new share repurchase program authorizing the Company to repurchase up to 10% of the Company’s issued share capital as of the date of the Annual Meeting, or 34,042,250 shares, until November 24, 2025. The repurchases may be executed from time to time through open market or privately negotiated transactions, and the amount and timing of any future share repurchases will depend on, and be subject to, market conditions, general economic conditions, applicable legal requirements and other corporate considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	May 24, 2024
		By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President and General Counsel